UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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ATLANTIC AMERICAN CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2022
Notice is hereby given that the Annual Meeting of Shareholders of Atlantic American Corporation (the “Company”) will be held at the principal executive offices of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319 at 10:00 A.M., Eastern Time, on May 24, 2022, for the following purposes:
(1)	To elect six (6) directors of the Company to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;
(2)	To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;
(3)	To approve, on an advisory basis, the compensation of our named executive officers;
(4)	To approve the Company’s 2022 Equity and Incentive Compensation Plan; and
(5)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
Only shareholders of record at the close of business on March 16, 2022 will be entitled to notice of, and to vote at, the meeting, or any adjournments or postponements thereof.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR VOTE VIA INTERNET, TO ENSURE YOUR SHARES ARE REPRESENTED AT THE MEETING. NO POSTAGE IS REQUIRED WHEN MAILING THE ENCLOSED ENVELOPE IN THE UNITED STATES.
By Order of the Board of Directors

J. Ross Franklin
Vice President, Chief Financial Officer and Secretary
April 13, 2022
Atlanta, Georgia

ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000
PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2022
GENERAL
This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Atlantic American Corporation (the “Company”) for use at the Company’s 2022 Annual Meeting of Shareholders (the “Meeting” or the “2022 Annual Meeting”) to be held at the time and place, and for the purposes, specified in the accompanying Notice of Annual Meeting of Shareholders, and at any postponements or adjournments thereof. When the enclosed proxy is properly executed and returned, or you vote your proxy through the Internet as provided for on the enclosed proxy card, the shares which it represents will be voted at the Meeting in accordance with the instructions thereon. In the absence of any such instructions, the shares represented thereby will be voted in favor of (1) the election of all of the nominees for director listed under the caption “Election of Directors,” (2) the ratification of the appointment of Dixon Hughes Goodman LLP (“DHG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, (3) the approval, on an advisory basis, of the compensation of the Company’s named executive officers and (4) the approval of the Company’s 2022 Equity and Incentive Compensation Plan. Management does not know of any other business to be brought before the Meeting not described herein, but it is intended that as to any such other business properly brought before the Meeting, a vote would be cast pursuant to any proxy granted in accordance with the judgment of the proxies appointed thereunder. This proxy statement and the accompanying form of proxy are first being given or sent to shareholders of the Company, and made available on the Internet, on or about April 13, 2022.
Only holders of record of issued and outstanding shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”) as of the close of business on March 16, 2022 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 20,378,576 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote with respect to each of the six (6) nominees for director, and one vote on each other matter to be acted upon at the Meeting. Cumulative voting for directors is not allowed.
VOTING
If you are a shareholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other nominee), you must either direct the “record holder” (i.e., the broker, bank or other nominee) of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the Meeting.
We encourage shareholders who hold shares in street name to provide instructions to the record holder on how to vote your shares. Providing voting instructions ensures that your shares will be voted at the Meeting. If shares are held through a broker, bank or other nominee, that record holder, under certain circumstances, may exercise its discretionary authority to vote the shares without instructions. On certain “routine” matters, record holders have authority to, although are not required to, vote their customers’ shares if the customers do not provide voting instructions. The proposal to ratify the appointment of DHG as our independent registered public accounting firm for the fiscal year ending December 31, 2022 is considered a routine matter. When a broker, bank or other nominee votes its customer’s shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the Meeting and in determining the number of shares voted for or against the routine matter. When a broker, bank or other nominee does not exercise its discretionary authority to vote a customer’s shares on a routine matter if the customer does not provide voting instructions, these shares are still counted for purposes of establishing a quorum, but have no effect on the outcome of such matter.
On “non-routine” matters, if the broker, bank or other nominee has not received voting instructions from the beneficial shareholder, the broker, bank or other nominee cannot vote the shares on that matter, which is considered a “broker non-vote.” Broker non-votes are counted for purposes of establishing a quorum to conduct business at the

Meeting but not for determining the number of shares voted for or against any non-routine matter to be acted upon at the Meeting. Each of the proposals relating to the election of the directors, the approval, on an advisory basis, of the compensation of our named executive officers, and the approval of the Company’s 2022 Equity and Incentive Compensation Plan is considered a non-routine matter.
REVOKING A PROXY
Any shareholder who executes and delivers a proxy, or votes a proxy through the Internet, may revoke it at any time prior to its use by: (i) giving written notice of such revocation to the Secretary of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000; (ii) executing and delivering a proxy bearing a later date to the Secretary of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000; (iii) voting, or re-voting, as the case may be, a proxy over the Internet at a later date; or (iv) attending the Meeting and voting in person.
VOTE REQUIRED
A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to have the quorum necessary to transact business. As described above, abstentions and “broker non-votes” will be counted as present in determining whether the quorum requirement is satisfied. A “broker non-vote” on any proposal occurs when a broker, bank or other nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the broker, bank or other nominee has not received instructions from the beneficial owner and does not have, or declines to exercise, discretionary authority to vote with respect to such other proposal.
Pursuant to the Georgia Business Corporation Code and the Company’s bylaws, directors are elected by a plurality of votes cast, meaning that the six director nominees receiving the highest number of votes cast will be elected as directors. The affirmative vote of a majority of the shares of Common Stock represented at the Meeting and entitled to vote is required to approve (i) the ratification of the appointment of the Company’s independent registered public accounting firm, (ii) the advisory vote on executive compensation and (iii) the Company’s 2022 Equity and Incentive Compensation Plan.
Proposal	Required Vote	Vote Impact
		For	Withhold/Against	Abstain	Broker Non- Votes
1. Election of Directors	Plurality of votes cast	For the director nominee(s)	No effect	—	Not considered a vote cast
2. Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of shares represented and entitled to vote	For the proposal	Against the proposal	Against the proposal	—
3. Advisory Vote on Executive Compensation	Majority of shares represented and entitled to vote	For the proposal	Against the proposal	Against the proposal	Against the proposal
4. Approval of 2022 Equity and Incentive Compensation Plan	Majority of shares represented and entitled to vote	For the proposal	Against the proposal	Against the proposal	Against the proposal
EXPENSES OF SOLICITATION
The costs of soliciting proxies for the Meeting will be borne by the Company. Officers, directors and employees of the Company may solicit proxies by telephone, personal interview, electronic communication such as email, or otherwise, but will not receive any additional compensation for so doing. No contract or arrangement exists for engaging specially-paid employees or solicitors in connection with the solicitation of proxies for the Meeting. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries holding shares for a beneficial owner to send proxies and proxy materials to their principals, and the Company will reimburse them for their expenses in so doing.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 24, 2022.
The proxy statement, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, are also available at www.atlam.com. If you need directions to the 2022 Annual Meeting of Shareholders, please call 404-266-5500.
ANNUAL REPORT
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 is being provided with this proxy statement.
1.	ELECTION OF DIRECTORS
One of the purposes of the Meeting is to elect six individuals to serve as Directors, to hold office until the Company’s next annual meeting of shareholders and until their respective successors have been elected and qualified, or until their earlier resignation or removal. In the event any of the nominees should be unavailable to serve as a director, which contingency is not presently anticipated, proxies may be voted for the election of such other persons as may be designated by the present Board of Directors or the Board of Directors may reduce the number of Director nominees accordingly.
All of the nominees for election to the Board of Directors have been nominated by the Board upon the recommendation of the controlling shareholder of the Company. All of the nominees for director are currently Directors of the Company. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected as a nominee or is to be elected as a Director.
The following sets forth the names, ages, positions, and biographies as of March 1, 2022 of the six nominees for Director to be voted on at the Meeting:

Name	Age	Position with the Company
Hilton H. Howell, Jr	59	Chairman of the Board, President and Chief Executive Officer
Robin R. Howell	57	Director
Mark E. Preisinger	62	Director
Joseph M. Scheerer	47	Director
Scott G. Thompson	77	Director
D. Keehln Wheeler	61	Director
The biographies of each of the nominees for Director contain information regarding, as applicable, the person’s service as a director to the Company, business, educational, and other professional experience, director positions with any other “publicly traded” company held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, during the last ten years, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should be nominated to serve as a Director of the Company. The Company believes that the backgrounds and qualifications of its Directors, considered as a group at any time, should provide diverse business and professional capabilities, along with the experience, knowledge and other abilities that will allow the Board to effectively fulfill its responsibilities.
Mr. Howell has been President and Chief Executive Officer of the Company since May 1995 and prior thereto served as Executive Vice President of the Company from October 1992 to May 1995. During his tenure with the Company, Mr. Howell has also served in various capacities for the Company’s subsidiaries. He is actively engaged in key decision making of each of the Company’s operating subsidiaries and has longstanding relationships with not only the Company’s employees but a significant number of the Company’s subsidiaries’ significant independent agents. He has been a Director of the Company since October 1992 and, beginning in February 2009, assumed the role of Chairman of the Board of Directors. Due to the relative size of the Company and the scope of its operations, the

Board of Directors has concluded that Mr. Howell, due to his high level of involvement, can serve effectively in the dual role of Chairman of the Board and President and Chief Executive Officer. He is also Executive Chairman and Chief Executive Officer of Gray Television, Inc. In addition to being very familiar with our Company, Mr. Howell is also a former attorney, which background provides additional perspective to the decisions facing not only our Company but also the Board of Directors. Mr. Howell has also been actively involved in various segments of the insurance industry throughout his career, resulting in significant depth and breadth of industry knowledge, which is beneficial to the Board of Directors. Mr. Howell is the son-in-law of Harriett J. Robinson, a greater than 5% holder of the outstanding shares of Common Stock of the Company, and is also Mrs. Howell’s husband.
Mrs. Howell has been a Director of the Company since 2012. She has served as Vice President and a Director of both Delta Life Insurance Company and Delta Fire & Casualty Insurance Company since 1992. Mrs. Howell also serves on the Board of Gray Television, Inc. She is a former Chairman of the Board of Farmer’s and Merchant’s Bank and a former director of Premier Bancshares, Inc. She received a BA in Economics from the University of Virginia and a Masters of Business Administration from the University of Texas at Austin, and she has held a number of management and oversight roles in various businesses in which her family maintains an interest. Mrs. Howell is active in the community, including serving as Chairman of the Board of Directors and Executive Committee of the High Museum of Art, the Board of Directors of the Forward Arts Foundation, the Governing Board of the Woodruff Arts Foundation, and as a member of the Junior League of Atlanta. Mrs. Howell’s experience in board matters and the insurance industry and involvement at the executive level in various businesses is invaluable to the Board, and her numerous civic, social and academic associations provides valuable insight for the Company and elevates the Company’s profile in the community. Mrs. Howell is the wife of Mr. Howell and the daughter of Mrs. Robinson.
Mr. Preisinger has been a Director of the Company since 2016. He is the Director of Corporate Governance for The Coca-Cola Company, a total beverage company with products sold in more than 200 countries and territories. In this capacity his responsibilities include coordinating engagement between the company and its institutional and retail shareholders, with a primary focus on corporate governance, environmental and social issues. He joined The Coca-Cola Company in 1984 and has managed a variety of domestic and international assignments for the business. Mr. Preisinger serves on the New York Stock Exchange Listed Company Advisory Board; on the Advisory Board for the Ira M. Millstein Center for Global Markets and Corporate Ownership at Columbia Law School and is an Emeritus member of the Advisory Board of the Weinberg Center for Corporate Governance at the University of Delaware. He is a past member of the Board of Governors of the International Corporate Governance Network; has been Co-Chairman of the Council of Institutional Investors and he has been listed on the NACD 100 most influential people in the boardroom community. The Board believes Mr. Preisinger’s significant experience and insights into executive and corporate governance matters will greatly benefit the Board and complement its perspectives.
Mr. Scheerer has been a Director of the Company since December 2014. Mr. Scheerer is the Chief Executive Officer of a specialist advisory firm named Stonybrook Capital, LLC, which was founded in 2012 and is solely focused on the insurance industry vertical. Mr. Scheerer is also an active investor in the insurance sector, and is a frequent speaker on the state of the insurance and reinsurance industries. Mr. Scheerer also served on the board of directors of Insurance Acquisitions Corporation and on its compensation committee and is the chairman of the investment and advisory committee of the Inter-Atlantic Stonybrook Insurance Technology fund. Mr. Scheerer graduated from the University of Pennsylvania with a Bachelor of Arts in Economics and International Relations.
Mr. Thompson has been the President and Chief Executive Officer of American Southern Insurance Company, a subsidiary of the Company, since 2004; prior thereto he had been the President and Chief Financial Officer of that company since 1984. He has been a Director of the Company since February 1996. Mr. Thompson is a certified public accountant and has been employed by American Southern for substantially his entire career. His insights with respect to American Southern’s business model, its historical operations and the perspective on its niche products provide valuable insight to the Board of Directors.
Mr. Wheeler has been a Director of the Company since June 2015. He is the Founder and Chief Executive Officer of MaxMedia, a digital media marketing and branding agency based in Atlanta, Georgia which he founded in 1996. Mr. Wheeler has founded, or was a member of the board of, a number of successful companies. Mr. Wheeler’s prior board experience and success in various digital media marketing and branding experiences provide additional expanded perspectives to the Board of Directors.

The table below discloses the demographic mix of our Board of Directors as of March 1, 2022.
Board Diversity Matrix (As of March 1, 2022)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	0	1
Part II: Demographic Background
White	0	5	0	0
Did Not Disclose Demographic Background	1
The Board of Directors recommends a vote FOR the election of each of the nominees for Director.
Board Leadership and Structure, and Risk Oversight
The Company is a “controlled company” and has historically experienced limited turnover in its senior management and Board of Directors. The Company maintains a board leadership structure under which our President and Chief Executive Officer (“CEO”) also serves as the Chairman of the Board of Directors. We believe that the Company, like many other publicly-traded and private companies, is well-served by this leadership structure. Having one person serve as both CEO and Chairman of the Board demonstrates for our employees, agents, suppliers, customers and other shareholders that our Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations and guiding our strategic efforts. We believe having a single leader for both the Company and the Board of Directors eliminates the potential for confusion or duplication of efforts, and provides clear direction and leadership for our Company. We believe that having one person serve as CEO and Chairman of the Board is appropriate and in the best interests of our Company and our shareholders at this time.
The Board has not formally designated a lead independent director and believes that as a result thereof, executive sessions of the Board, which are attended solely by independent directors, result in an open and free flow of discussion of any and all matters that any director may believe relevant to the Company and/or its management.
The Company believes that its leadership structure appropriately allows all directors to effectively participate in the provision of risk oversight. While the Board maintains oversight responsibility for the management of the Company’s risks, it has delegated oversight responsibility for certain areas of potential exposure to its committees. The Audit Committee oversees the accounting and financial reporting processes of the Company, as well as legal and compliance matters and risk management. The Audit Committee charter provides that the Audit Committee is responsible for overseeing the internal controls of the Company along with its adherence to compliance and regulatory requirements. The Audit Committee also reviews and approves all transactions with related parties. On at least a quarterly basis, the Company’s Assistant Vice President of Internal Audit provides a comprehensive report to the Audit Committee regarding the Company’s risk management activities. While the Audit Committee has been delegated primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing this function for the Company. The full Board also engages in periodic discussion with the CEO, Chief Financial Officer (“CFO”), executive management of each of the Company’s operating subsidiaries and other corporate officers as the Board may deem appropriate or desirable. In addition to the roles performed by the Audit Committee, the Stock Option and Compensation Committee considers, evaluates and oversees potential risks that may arise through the implementation of our compensation programs and engages directly with all Board members, as and if necessary. We do not believe our compensation programs encourage unnecessary or excessive risk taking.
The Company believes that its leadership structure promotes effective Board oversight of risk management because the Board directly, and through its various committees, is regularly provided by management with the information necessary to appropriately monitor, evaluate and assess the Company’s overall risk management.
Pursuant to our bylaws (the “Bylaws”), any director who is an “independent director” under the listing standards of the NASDAQ Stock Market (the “NASDAQ Rules”) and not a member of the family of the controlling shareholder of the Company shall offer to resign from the Board upon reaching age 72 and not be eligible to stand for reelection to the Board following such individual having reached age 72, absent a waiver from such requirement, which waiver may only be granted by affirmative vote of the majority of the members of the Board, not including the affected member.

Committees of the Board of Directors
As a result of the level of beneficial ownership of our Common Stock by members of the Robinson family and their affiliates, the Company meets the definition of a “controlled company” as defined pursuant to Rule 5615(c)(1) of the NASDAQ Rules. Accordingly, the Company is exempt from certain requirements of the NASDAQ Rules, including the requirement that a majority of its Board of Directors be independent, as defined in such rules, the requirement that director nominees be selected, or recommended for the board’s selection, by either a majority of the independent directors or a nominating committee comprised solely of independent directors, and certain requirements relating to the determination of executive officer compensation. Notwithstanding this, however, the Board of Directors has determined that the following individuals are independent pursuant to the NASDAQ Rules for purposes of serving as a member of the Board of Directors: Mark E. Preisinger, Joseph M. Scheerer and D. Keehln Wheeler.
The Board of Directors of the Company has three standing committees: the Executive Committee, the Stock Option and Compensation Committee and the Audit Committee.
The Executive Committee consists of Messrs. Howell and Wheeler, and Mrs. Howell. The Executive Committee’s function is to act in the place and stead of the Board of Directors to the extent permitted by law on matters which require Board action between meetings of the Board of Directors. The Executive Committee met once during 2021.
The Stock Option and Compensation Committee consists of Messrs. Wheeler, Scheerer and Preisinger (Chairman), who are each independent pursuant to the NASDAQ Rules. The Stock Option and Compensation Committee’s function is to establish the number of equity incentive awards to be granted to officers and key employees and the annual salaries and bonus amounts payable to executive officers of the Company. The Stock Option and Compensation Committee acted by written consent two times during 2021. Due to its status as a “controlled company” pursuant to NASDAQ Rules and the related historically low turnover among Board and Committee members, as well as among the Company’s executive officers, the Board has not foreseen a need to adopt a written charter to govern the Stock Option and Compensation Committee’s functions.
The Audit Committee is currently composed of Messrs. Wheeler (Chairman), Scheerer and Preisinger. The Audit Committee oversees the Company’s (i) financial reports and other financial information; (ii) systems of internal controls regarding finance, accounting, legal compliance and ethics; and (iii) auditing, accounting and financial reporting processes.
The Board of Directors has determined that all members of the Audit Committee are independent for purposes of being an Audit Committee member, and financially literate, as such terms are defined in the NASDAQ Rules and the rules of the SEC. In addition, the Board of Directors has determined that Mr. Scheerer is an “audit committee financial expert” as defined by the SEC in Item 407(d) of Regulation S-K. In making such determination, the Board took into consideration, among other things, the express provision in Item 407(d) of Regulation S-K that the determination that a person is an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Audit Committee, nor shall it affect the duties and obligations of other Audit Committee members or the Board of Directors. The Audit Committee has a written charter which sets out its authority and responsibilities, a copy of which is available on the Company’s website, www.atlam.com. The Audit Committee met four times during 2021.
Due to its status as a controlled company pursuant to NASDAQ Rules and the related historically small turnover of its members, the Board has not historically foreseen the need to establish a separate nominating committee or adopt a written charter to govern the director nomination process. The Company’s controlling shareholder and the Board of Directors have generally addressed the need to retain members and fill vacancies after discussion among current members, or the members of the Executive Committee, if necessary in lieu of the full Board, and the Company’s management, with the input from the Company’s controlling shareholder. The Board of Directors does not have any specific qualifications that are required to be met by director candidates and does not have a formal process for identifying and evaluating director candidates.
Additionally, the Board of Directors does not have a formal policy with respect to the consideration of any director candidates recommended by shareholders and, for the foregoing reasons, has determined that it is appropriate not to have such a formal policy at this time. The Board of Directors, however, will give due consideration to director candidates recommended by shareholders. Any shareholder that wishes to nominate a director candidate should submit complete information as to the identity and qualifications of the director candidate to the Board of Directors, including all information that would be required to be disclosed about that person in a proxy statement relating to the election of directors, at the address and in the manner set forth below for communication with the Board.

Executive sessions of the independent members of the Board of Directors are held as needed and determined by those Directors at the conclusion of each of the regular board meetings, but no less than annually at the first regular Board meeting in each calendar year.
The Board of Directors met four times in 2021. Each current Director attended all of the meetings of the Board and its committees of which he or she was a member during 2021. The Company does not have a formal policy regarding Director attendance at its annual meetings, but attendance by the Directors is encouraged and expected. At the Company’s 2021 annual meeting of shareholders, all of the Company’s directors were in attendance.
Shareholders may communicate with members of the Board of Directors by mail addressed to the full Board of Directors, a specific member of the Board of Directors or a particular committee of the Board of Directors, at Atlantic American Corporation, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.

Report of the Audit Committee
The Audit Committee (the “Committee”) oversees the Company’s (i) financial reports and other financial information; (ii) systems of internal controls regarding finance, accounting, legal compliance and ethics; and (iii) auditing, accounting and financial reporting processes. The Company’s management has the primary responsibility for the financial statements and the reporting processes, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2021, including a discussion of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.
The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and expressing an opinion thereon. Related to the 2021 audit, the Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including the items set out in Auditing Standard No. 16, Communication with Audit Committees, issued by the PCAOB. In addition, the Committee has discussed with the Company’s independent auditors for the fiscal year ended December 31, 2021 the auditors’ independence from management and the Company, including the matters in the written disclosures received as required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services provided to the Company by DHG with the maintenance of the auditors’ independence.
The Committee discussed with the Company’s independent auditors for the fiscal year ended December 31, 2021 the overall scope and plans for the 2021 audit. The Committee met with such independent auditors, with and without management present, to discuss, among other things, the results of their audit, their considerations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In performing its functions, the Committee acts in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the Company’s financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the Company’s annual financial statements as to their conformity with accounting principles generally accepted in the United States of America (“GAAP”).
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
THE AUDIT COMMITTEE
D. Keehln Wheeler, Chairman
Joseph M. Scheerer
Mark E. Preisinger
April 13, 2022

2.	RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is required by law and applicable NASDAQ Rules, as well as the Audit Committee Charter, to be directly responsible for the appointment, compensation and retention of the Company’s independent registered public accounting firm. The Audit Committee has appointed DHG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
While shareholder ratification of the selection of DHG as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board of Directors is submitting the selection of DHG to the shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.
A representative from DHG is expected to be present at the Meeting and will have the opportunity to make any statement if such representative desires to do so, and, if present, will be available to respond to appropriate questions.
Amounts paid to, or billed by, the Company’s independent registered public accounting firms, during the two most recent fiscal years by category were as follows:
Audit Fees
The Company has paid or expects to pay DHG approximately $450,000, in the aggregate, for professional services it rendered for the audit of the Company’s consolidated financial statements and audits of subsidiary company statutory reports for the fiscal year ended December 31, 2021 and the reviews of the interim financial statements included in our quarterly reports on Form 10-Q filed during the fiscal year ended December 31, 2021. The Company paid DHG approximately $439,000, in the aggregate, for professional services it rendered for the audit of the Company’s consolidated financial statements and audits of subsidiary company statutory reports for the fiscal year ended December 31, 2020 and the reviews of the interim financial statements included in our quarterly reports on Form 10-Q during the fiscal year ended December 31, 2020.
Audit-Related Fees
During the fiscal year ended December 31, 2021, the Company paid DHG approximately $26,000 to audit the December 31, 2020 financial statements of The Atlantic American Corporation 401(k) Retirement Savings Plan (the “Plan”). During the fiscal year ended December 31, 2020, the Company paid DHG approximately $25,000 for the audit of the December 31, 2019 financial statements of the Plan.
Tax Fees
There were no tax fees paid to DHG in 2021 or 2020.
All Other Fees
DHG did not provide any other category of products and services to the Company during the fiscal years ended December 31, 2021 or 2020 and, accordingly, no other fees were paid thereto in either 2021 or 2020.
The Audit Committee considers whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence. All audit and non-audit services to be performed by the Company’s independent registered public accounting firm must be, and for 2021 and 2020 were, approved in advance by the Audit Committee. Pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) and as permitted by SEC rules, the Audit Committee may delegate pre-approval authority to any of its members, provided that any service approved in this manner is reported to the full Audit Committee at its next meeting.
The Policy provides for a general pre-approval of certain specifically enumerated services that are to be provided within specified fee levels. With respect to requests to provide specifically enumerated services not specifically pre-approved pursuant to such general grant, such requests must be submitted to the Audit Committee by both the independent registered public accounting firm and the CFO, and must include a joint statement as to whether, in their view, the request is consistent with SEC rules on auditor independence. Such requests must also be specific as to the nature of the proposed service, the proposed fee and any other details the Audit Committee may request.
The Board of Directors recommends a vote FOR the ratification of the appointment of DHG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
3.	ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934 provide shareholders with the right to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC. This advisory stockholder vote is commonly referred to as the “say-on-pay” vote.
The Company’s executive compensation program is designed to retain and motivate highly qualified executive leadership with the talent to support the creation of long-term shareholder value. The Company’s compensation program is structured to recognize current achievement while incentivizing toward longer term goals and objectives. Equity incentives are also awarded to ensure that management’s interests are aligned with those of shareholders.
The say-on-pay vote gives you as a shareholder the opportunity to express your views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, objectives, policies and practices of the Company. Accordingly, the Board of Directors recommends that shareholders approve the following advisory resolution:
“RESOLVED, that the shareholders of Atlantic American Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.”
Because this vote is advisory, it will not be binding on the Stock Option and Compensation Committee, the Board or the Company. However, it will provide information to our management and Stock Option and Compensation Committee regarding investor sentiment about our executive compensation philosophy, objectives, policies and practices, which management and the Stock Option and Compensation Committee will be able to consider when determining executive compensation for the remainder of fiscal 2022 and beyond.

EXECUTIVE COMPENSATION
Summary Compensation Table
There is shown below information concerning the annual compensation for services in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2021 and 2020 by the: (i) Chairman, President and Chief Executive Officer of the Company and (ii) the Chief Financial Officer of the Company at December 31, 2021, who are the only executive officers of the Company (together, the “named executive officers”):
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Hilton H. Howell, Jr. Chairman of the Board, President and CEO	2021	541,667	675,000	-0-	102,166(2)	1,318,833
	2020	500,000	675,000	-0-	107,734(3)	1,282,734

J. Ross Franklin Vice President, CFO and Secretary	2021	341,250	250,000	-0-	50,762(4)	642,012
	2020	312,500	225,000	-0-	50,111(5)	587,611
(1)	Discretionary bonuses awarded by the Stock Option and Compensation Committee.
(2)	Includes fees paid in cash for serving as a director of the Company and subsidiaries of $76,000 and 401(k) plan employer contributions of $26,100.
(3)	Includes fees paid in cash for serving as a director of the Company and subsidiaries of $76,000 and 401(k) plan employer contributions of $31,635.
(4)	Includes fees paid in cash for serving as a director of subsidiaries of $18,000 and 401(k) plan employer contributions of $32,190.
(5)	Includes fees paid in cash for serving as a director of subsidiaries of $18,000 and 401(k) plan employer contributions of $31,504.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information with respect to outstanding equity awards at December 31, 2021 for the named executive officers.
Stock Awards
Name	# of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Hilton H. Howell, Jr.	—	-0-	26,667	$65,334
J. Ross Franklin.	—	-0-	10,000	$24,500
(1)	Calculated by multiplying $2.45, the closing market price per share of Common Stock on December 31, 2021, by the number of restricted shares that have not vested.
Compensation of Directors
The Company’s policy is to pay all members of the Board of Directors $10,000 for each Board meeting attended, whether in person or telephonically, and $1,000 for each committee meeting attended, whether in person or telephonically. In addition, Directors are reimbursed for actual expenses incurred in connection with attending meetings of the Board and/or committees of the Board. The meeting fees are paid in cash. Pursuant to the Company’s 2012 Incentive Plan, Directors are eligible to receive stock options to purchase shares of Common Stock and other equity awards. No such awards were made in 2020 or 2021.

The following table provides information about the compensation paid for services as a director of the Company for the year ended December 31, 2021. See the “Summary Compensation Table” above for additional information on the total compensation paid to Mr. Howell for all services provided to the Company and its subsidiaries.
2021 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Hilton H. Howell, Jr.	40,000	-0-	-0-	40,000(2)(3)
Robin R. Howell	40,000	-0-	-0-	40,000(3)
Mark E. Preisinger	44,000	-0-	-0-	44,000
Joseph M. Scheerer	44,000	-0-	-0-	44,000
Scott G. Thompson	40,000	-0-	-0-(4)	40,000
D. Keehln Wheeler	44,000	-0-	-0-	44,000
(1)
Grant date fair value of stock awards calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification 718. For a discussion of assumptions underlying the value of equity incentive awards, see note 10 of the notes to the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

(2)	All fees earned or paid in cash are included under the heading “All Other Compensation” in the Summary Compensation Table above.
(3)	Does not include amounts deemed received pursuant to certain related transactions and described below in “Certain Relationships and Related Transactions.”
(4)	For Mr. Thompson, excludes compensation received as an employee of a subsidiary of the Company.

4.	APPROVAL OF THE ATLANTIC AMERICAN CORPORATION 2022 EQUITY AND INCENTIVE COMPENSATION PLAN
Overview
On April 8, 2022, upon the recommendation of the Stock Option and Compensation Committee (hereinafter referred to in this Proposal as the “Committee”), the Board of Directors approved and adopted, subject to the approval of our shareholders at the 2022 Annual Meeting, the Atlantic American Corporation 2022 Equity and Incentive Compensation Plan (the “2022 Plan”) to succeed the Atlantic American Corporation 2012 Equity Incentive Plan (the “2012 Plan”). The 2012 Plan will expire on May 1, 2022 (the “2012 Plan Termination Date”), and we expect the 2012 Plan will have shares remaining available for new awards immediately prior to the 2012 Plan Termination Date. Regardless of whether the 2022 Plan is approved, no grants will be made under the 2012 Plan on or after the 2012 Plan Termination Date, but outstanding awards granted under the 2012 Plan will continue following such date in accordance with their terms.
You are being asked to approve the 2022 Plan. The 2022 Plan will afford the Company the ability to design and make compensatory awards that are responsive to the Company’s needs and authorizes a variety of award types designed to advance the Company’s interests and long-term success by encouraging stock ownership among employees (including officers), directors, and consultants of the Company and its subsidiaries. Shareholder approval of the 2022 Plan would constitute approval of 3,000,000 new shares of Common Stock (hereinafter referred to in this Proposal as “Common Shares”) being made available and reserved for issuance under the 2022 Plan, with such amount subject to adjustment, including under the 2022 Plan share counting rules.
The Board of Directors recommends that you vote to approve the 2022 Plan. If the 2022 Plan is approved by our shareholders at the 2022 Annual Meeting, it will be effective as of the date of the 2022 Annual Meeting. If the 2022 Plan is not approved by our shareholders, no awards will be made under the 2022 Plan, and the Company will not have an incentive plan under which it can make equity-based awards.
The following description of the 2022 Plan is only a summary of its principal terms and provisions and is qualified in its entirety by reference to the full text of the 2022 Plan as set forth in Annex A.
Why We Believe You Should Vote for this Proposal
The 2022 Plan authorizes the Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, dividend equivalents and certain other awards, including those denominated or payable in, or otherwise based on, Common Shares, for the purpose of providing our non-employee directors, officers and other employees of the Company and its subsidiaries, and certain consultants and other service providers of the Company and its subsidiaries, incentives and rewards for service and/or performance. Some of the key features of the 2022 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.
We believe our future success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the 2022 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors.
The use of Common Shares as part of our compensation program is also important because equity-based awards are an essential component of our compensation for key employees, as they help link compensation with long-term shareholder value creation and reward participants based on service and/or performance.
If the 2022 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our shareholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized.
The following includes aggregated information regarding our view of the overhang and dilution associated with the 2012 Plan, and the potential dilution associated with the 2022 Plan. The information below is as of March 16, 2022. As of that date, there were approximately 20,378,576 Common Shares outstanding:
•
Outstanding full-value awards (restricted shares): 122,666 shares, which also represents the total Common Shares subject to outstanding awards (approximately 0.60% of our outstanding Common Shares, reflecting the simple dilution of the holders of Common Shares);

•
Total Common Shares available for future awards under the 2012 Plan: 935,200 shares (approximately 4.59% of our outstanding Common Shares) (however, as noted above, no further grants will be made under the 2012 Plan on or after the 2012 Plan Termination Date);

•
The total number of Common Shares subject to outstanding awards (122,666 shares), plus the total number of Common Shares available for future awards under the 2012 Plan (935,200 shares), represents a current overhang percentage of approximately 5.19% (in other words, the potential dilution of the holders of Common Shares represented by the 2012 Plan);

•
Proposed Common Shares available for awards under the 2022 Plan: 3,000,000 shares (approximately 14.72% of our outstanding Common Shares – this percentage reflects the simple dilution of the holders of Common Shares that would occur if the 2022 Plan is approved); and

•
The total Common Shares subject to outstanding awards as of March 16, 2022 (122,666 shares), plus the proposed Common Shares available for future awards under the 2022 Plan (3,000,000 additional shares), plus the total Common Shares available for awards under the 2012 Plan prior to the 2012 Plan Termination Date (935,200 shares), represent an approximate total overhang of 4,057,866 shares (approximately 19.91%) under the 2012 Plan and the 2022 Plan (this percentage reflects the total fully diluted overhang).

Based on the closing price on the NASDAQ for our Common Shares on March 16, 2022 of $2.39 per share, the aggregate market value as of March 16, 2022 of the 3,000,000 shares requested for awards under the 2022 Plan was $7,170,000. In 2019, we granted awards under the 2012 Plan covering 355,000 shares. In 2020, we granted awards under the 2012 Plan covering 20,000 shares. In 2021, we granted awards under the 2012 Plan covering 0 shares. Based on our basic weighted average Common Shares outstanding for those three years of 20,472,162, 20,415,243 and 20,378,576, respectively, for the three-year period 2019-2021, our average burn rate, not taking into account forfeitures, under the 2012 Plan was 0.61% (our individual years’ burn rates were 1.73% for 2019, 0.10% for 2020 and 0.00% for 2021).
In determining the number of shares to request for approval under the 2022 Plan, our management team worked with the Committee to evaluate various factors, including our recent share usage and the potential structure and timing of future awards.
If the 2022 Plan is approved, we intend to utilize the shares authorized under the 2022 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares requested in connection with the approval of the 2022 Plan will last for about ten years, based on our historic grant rates and the approximate current share price, but could last for a different period of time if actual practice varies from recent rates or our share price changes materially. As noted below, our Committee retains full discretion under the 2022 Plan to determine the number and amount of awards to be granted under the 2022 Plan, subject to the terms of the 2022 Plan, and future benefits that may be received by participants under the 2022 Plan are not determinable at this time.
While we believe that we have demonstrated a commitment to sound equity compensation practices in recent years, we do anticipate making future awards in increased amounts and frequency than have been made in recent years. We recognize that equity compensation awards dilute shareholders’ equity, so we intend to carefully manage our equity incentive compensation practices. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of shareholder interests, as described above.
In evaluating this Proposal, shareholders should consider all of the information in this Proposal.
2022 Plan Highlights
Below are certain highlights of the 2022 Plan. These features of the 2022 Plan are designed to reinforce alignment between equity compensation arrangements awarded pursuant to the 2022 Plan and shareholders’ interests, consistent with sound corporate governance practices:
Reasonable 2022 Plan Limits. Generally, awards under the 2022 Plan are limited to an aggregate of 3,000,000 Common Shares, plus the number of Common Shares that are subject to awards granted under the 2022 Plan or the 2012 Plan that are added (or added back, as applicable) to the aggregate number of Common Shares available under the 2022 Plan pursuant to the share counting rules of the 2022 Plan (as described below). These shares may be shares of original issuance or treasury shares, or a combination of the two.

Non-Employee Director Compensation Limit. The 2022 Plan provides that in no event will any non-employee director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the date of grant, as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $500,000.
Incentive Stock Option Limit. The 2022 Plan also provides that, subject as applicable to adjustment as described in the 2022 Plan, the aggregate number of Common Shares actually issued or transferred upon the exercise of Incentive Stock Options (as defined below) will not exceed 3,000,000 Common Shares.
Limited Share Recycling Provisions. Subject to certain exceptions described in the 2022 Plan, if any award granted under the 2022 Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the 2022 Plan. Additionally, if on or after the 2012 Plan Termination Date, any Common Shares subject to an award granted under the 2012 Plan are forfeited, or an award granted under the 2012 Plan (in whole or in part) is cancelled or forfeited, expires, is settled in cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2022 Plan. Further, the following will not be added (or added back, as applicable) to the aggregate number of Common Shares available under the 2022 Plan:
•	Common Shares withheld by us, tendered or otherwise used in payment of the exercise price of a stock option;
•	Common Shares withheld by us, tendered or otherwise used to satisfy tax withholding with respect to awards;
•	Common Shares subject to a share-settled SAR that are not actually issued in connection with the settlement of such SAR on exercise; and
•	Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options.
Further, if a participant elects to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate number of shares available under the 2022 Plan.
No Minimum Vesting Requirement. Awards granted under the 2022 Plan will not be subject to any minimum vesting requirements.
No Repricing Without Shareholder Approval. Outside of certain corporate transactions or adjustment events described in the 2022 Plan or in connection with a “change in control,” the exercise price or base price of stock options and SARs cannot be reduced, nor can “underwater” stock options or SARs be cancelled in exchange for cash or replaced with other awards with a lower exercise or base price, without shareholder approval under the 2022 Plan.
Change in Control Definition. The 2022 Plan includes a non-liberal definition of “change in control,” which is described below.
Exercise or Base Price Limitation. Except with respect to certain converted, assumed or substituted awards as described in the 2022 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a Common Share on the date of grant.
Dividends and Dividend Equivalents. The 2022 Plan provides that dividends and dividend equivalents on 2022 Plan awards will be deferred until, and paid contingent upon, the vesting or earning of such awards. The 2022 Plan does not allow for dividends or dividend equivalents on stock options or SARs.
Clawback Provisions. The 2022 Plan provides that awards under the 2022 Plan may be made subject to a clawback policy of the Company or otherwise provide for recoupment by the Company in the event that a grantee engages in detrimental activity, as provided in the documents governing the awards or the applicable clawback policy (as described in more detail below).
Summary of Other Material Terms of the 2022 Plan
Administration. The 2022 Plan will generally be administered by the Committee (or its successor), or any other committee of the Board of Directors designated by the Board of Directors to administer the 2022 Plan. However, at the discretion of the Board of Directors, the 2022 Plan may be administered by the Board of Directors, including with respect to the administration of any responsibilities and duties held by the Committee under the 2022 Plan. References to the “Committee” in this Proposal refer to the Stock Option and Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors, as applicable.
The Committee may from time to time delegate all or any part of its authority under the 2022 Plan to a subcommittee. Any interpretation, construction and determination by the Committee of any provision of the 2022 Plan, or of any agreement, notification or document evidencing the grant of awards under the 2022 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2022 Plan, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the 2022 Plan, and (2) determine the size of such awards. However, the Committee may not delegate such responsibilities to officers for awards granted to non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act of 1934. The Committee is authorized to take appropriate action under the 2022 Plan subject to the express limitations contained in the 2022 Plan.
Eligibility. Any person who is selected by the Committee to receive benefits under the 2022 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2022 Plan. In addition, certain persons (including consultants) who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the Company, may also be selected by the Committee to participate in the 2022 Plan. As of March 16, 2022, the Company and its subsidiaries had approximately 139 employees, 7 consultants, and four non-employee directors. The basis for participation in the 2022 Plan by eligible persons is the selection of such persons by the Committee (or its authorized delegate) in its discretion.
Shares Available for Awards under the 2022 Plan. Subject to adjustment as described in the 2022 Plan and the 2022 Plan share counting rules, the number of Common Shares available under the 2022 Plan for awards of:
•	stock options or SARs;
•	restricted shares;
•	RSUs;
•	performance shares or performance units;
•	other share-based awards under the 2022 Plan; or
•	dividend equivalents paid with respect to awards under the 2022 Plan;
will not exceed, in the aggregate, 3,000,000 Common Shares, plus any Common Shares that are subject to awards granted under the 2022 Plan or the 2012 Plan that are added (or added back, as applicable) to the aggregate number of Common Shares available under the 2022 Plan pursuant to the share counting rules of the 2022 Plan.
Share Counting. Generally, the aggregate number of Common Shares available under the 2022 Plan will be reduced by one Common Share for every one Common Share subject to an award granted under the 2022 Plan. Additionally, if on or after the 2012 Plan Termination Date, any Common Shares subject to an award granted under the 2022 Plan or the 2012 Plan are forfeited, or an award granted under the 2022 Plan or the 2012 Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2022 Plan as described in the 2022 Plan.
Evidence of Awards. Generally, each grant of an award under the 2022 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the 2022 Plan.

Types of Awards Under the 2022 Plan. Pursuant to the 2022 Plan, the Company may grant cash awards and stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”)), SARs, restricted shares, RSUs, performance shares, performance units, and certain other awards based on or related to our Common Shares. A brief description of the types of awards which may be granted under the 2022 Plan is set forth below.
Stock Options. A stock option is a right to purchase Common Shares upon exercise of the stock option. Stock options granted to an employee under the 2022 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a Common Share on the date of grant. The term of a stock option may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.
Each grant of a stock option will specify the applicable terms of the stock option, including the number of Common Shares subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will vest. Stock options may provide for continued vesting or the earlier vesting of such stock options, including in the event of the retirement, death, disability, or termination of employment or service of a participant or in the event of a change in control.
Any grant of stock options may specify management objectives regarding the vesting of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the Company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the Company of Common Shares owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold Common Shares otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the 2022 Plan may not provide for dividends or dividend equivalents.
SARs. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of our Common Shares on the date of exercise.
Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the Company or any subsidiary that is necessary before the SARs or installments of such SARs will vest. SARs may provide for continued vesting or the earlier vesting of such SARs, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control. Any grant of SARs may specify management objectives regarding the vesting of such SARs. A SAR may be paid in cash, Common Shares or any combination of the two.
Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a Common Share on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a SAR. SARs granted under the 2022 Plan may not provide for dividends or dividend equivalents.
Restricted Shares. Restricted shares constitute an immediate transfer of the ownership of Common Shares to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted shares may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per Common Share on the date of grant.
Restricted shares may provide for continued vesting or the earlier vesting of such restricted shares, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control.
Any grant of restricted shares may specify management objectives regarding the vesting of the restricted shares. Any grant of restricted shares may require that any and all dividends or distributions paid on restricted shares that remain subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted shares, which will be subject to the same restrictions as the underlying restricted shares. Any such dividends or other distributions on restricted shares will be deferred until, and paid contingent upon, the vesting of such restricted shares.
RSUs. RSUs awarded under the 2022 Plan constitute an agreement by the Company to deliver Common Shares, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of our Common Shares on the date of grant.
RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of the retirement, death, disability, or termination of employment of service of a participant or in the event of a change in control.
During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the Common Shares deliverable upon payment of the RSUs and no right to vote them. The Committee may, at or after the date of grant, authorize the payment of dividend equivalents on such RSUs on a deferred and contingent basis, either in cash or in additional Common Shares. However, dividend equivalents or other distributions on Common Shares underlying RSUs will be deferred until, and paid contingent upon, the vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, Common Shares or any combination of the two.
Performance Shares, Performance Units and Cash Incentive Awards. Performance shares, performance units and cash incentive awards may also be granted to participants under the 2022 Plan. A performance share is a bookkeeping entry that records the equivalent of one Common Share, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
Each grant of a cash incentive award, performance shares or performance units will specify management objectives regarding the earning of the award.
The performance period with respect to each cash incentive award or grant of performance shares or performance units will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control. Each grant will specify the time and manner of payment of performance shares, performance units or a cash incentive award that has been earned.
Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional Common Shares, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.
Other Awards. Subject to applicable law and applicable share limits under the 2022 Plan, the Committee may grant to any participant Common Shares or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of the specified subsidiaries, affiliates or other business units of the Company. The Committee will determine the terms and conditions of any such awards. Common Shares delivered under such an award in the nature of a purchase right granted under the 2022 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.
In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the 2022 Plan. The Committee may also authorize the grant of Common Shares as a bonus, or may authorize the grant of Other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2022 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.
The Committee may provide for the payment of dividends or dividend equivalents on Other Awards on a deferred and contingent basis, either in cash or in additional Common Shares. However, dividend equivalents or other distributions on Common Shares underlying Other Awards will be deferred until, and paid contingent upon, the earning and vesting of such awards. Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control.
Change in Control. The 2022 Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Committee in an Evidence of Award, a change of control will be deemed to have occurred upon the occurrence of one or more of the following events: (1) the acquisition of ownership, directly or indirectly, beneficially or of record, by any individual, entity or group other than certain “Permitted Holders” (as defined in the 2022 Plan) of more than 50% of the outstanding shares of the voting equity interests of the Company; or (2) during any period of 24 consecutive months, a majority of the members of the Board of Directors or other equivalent governing body of the Company cease to be composed of individuals who are “Continuing Directors” (as defined in the 2022 Plan).
Management Objectives. The 2022 Plan generally provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as the performance objective or objectives established pursuant to the 2022 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted shares, RSUs, dividend equivalents or Other Awards. The management objectives applicable to an award under the 2022 Plan (if any) will be determined by the Committee, and may be based on one or more, or a combination, of metrics under the following categories or such other metrics as may be determined by the Committee (including relative or growth achievement regarding such metrics):
•
Profits (e.g., operating income, underwriting income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit — these profitability metrics could be, but are not required to be, measured or subject to GAAP definition);

•
Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

•	Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);
•	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);
•
Premium Growth, Underwriting Margin Growth, Cost Initiative and Stock Price Metrics (e.g., premiums earned, total revenues, revenue growth, underwriting margin and underwriting margin growth, material margin and material margin growth, stock price appreciation, and total return to shareholders); and

•	Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration,

geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.
Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the goals or actual levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.
Transferability of Awards. Except as otherwise provided by the Committee, and subject to the terms of the 2022 Plan with respect to Section 409A of the Code, no stock option, SAR, restricted share, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the 2022 Plan will be transferrable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the 2022 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.
The Committee may specify on the grant date that all or part of the Common Shares that are subject to awards under the 2022 Plan will be subject to further restrictions on transfer, including minimum holding periods.
Adjustments; Corporate Transactions. The Committee will make or provide for such adjustments in: (1) the number of and kind of Common Shares covered by outstanding stock options, SARs, restricted shares, RSUs, performance shares and performance units granted under the 2022 Plan; (2) if applicable, the number of and kind of Common Shares covered by Other Awards granted pursuant to the 2022 Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, determines in good faith is equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.
In the event of any such transaction or event, or in the event of a change in control of the Company, the Committee may provide in substitution for any or all outstanding awards under the 2022 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the number of Common Shares available for issuance under the 2022 Plan and the share limits of the 2022 Plan as the Committee in its sole discretion determines in good faith is appropriate to reflect such transaction or event. However, any adjustment to the limit on the number of Common Shares that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an Incentive Stock Option to fail to so qualify.
Prohibition on Repricing. Except in connection with certain corporate transactions or changes in the capital structure of the Company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs (including following a participant’s voluntary surrender of “underwater” stock options or SARs) in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without shareholder approval. The 2022 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our shareholders.
Detrimental Activity and Recapture. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service, engages in any detrimental activity as described in the 2022 Plan, in the applicable Evidence of Award or in such clawback policy. In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any Common Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.
Grants to Non-U.S. Based Participants. In order to facilitate the making of any grant or combination of grants under the 2022 Plan, the Committee may provide for such special terms for awards to participants as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom given that participants are expected to be nationals of both the United States and other countries, or to be employed by the Company or any subsidiary both within and outside the United States. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2022 Plan (including sub-plans) (to be considered part of the 2022 Plan) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the 2022 Plan as then in effect unless the 2022 Plan could have been amended to eliminate such inconsistency without further approval by our shareholders.
Withholding. To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2022 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of Common Shares, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold Common Shares having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Committee may require the participant to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, Common Shares having a value equal to the amount required to be withheld or by delivering to us other Common Shares held by such participant. The Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to the 2022 Plan exceed the minimum amount required to be withheld, unless an additional amount can be withheld and not result in adverse accounting consequences, and such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of stock options.
No Right to Continued Employment. The 2022 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.
Effective Date of the 2022 Plan. The 2022 Plan will become effective on the date it is approved by the Company’s shareholders. No grants will be made under the 2012 Plan on or after the 2012 Plan Termination Date. However, outstanding awards granted under the 2012 Plan will continue unaffected following such date.
Amendment and Termination of the 2022 Plan. The Board of Directors generally may amend the 2022 Plan from time to time in whole or in part. However, if any amendment, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the 2022 Plan) (1) would materially increase the benefits accruing to participants under the 2022 Plan, (2) would materially increase the number of securities which may be issued under the 2022 Plan, (3) would materially modify the requirements for participation in the 2022 Plan, or (4) must otherwise be approved by our shareholders in order to comply with applicable law or the rules of the

NASDAQ, or, if the Common Shares are not traded on the NASDAQ, the principal national securities exchange upon which the Common Shares are traded or quoted, all as determined by the Board of Directors, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.
Further, subject to the 2022 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the 2022 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the 2022 Plan, and including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the 2022 Plan or waive any other limitation or requirement under any such award.
The Board of Directors may, in its discretion, terminate the 2022 Plan at any time. Termination of the 2022 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2022 Plan on or after the tenth anniversary of the effective date of the 2022 Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the 2022 Plan.
Allowances for Conversion Awards and Assumed Plans. Common Shares issued or transferred under awards granted under the 2022 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted shares, RSUs, or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other 2022 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2022 Plan, under circumstances further described in the 2022 Plan, but will not count against the aggregate share limit or other 2022 Plan limits described above.
New Plan Benefits
Other than with respect to certain grants expected to be made to our current non-employee directors, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2022 Plan because the grant and actual settlement of awards under the 2022 Plan are subject to the discretion of the plan administrator. Subject to shareholder approval of the 2022 Plan at the 2022 Annual Meeting, each current non-employee director is expected to receive a grant of 10,000 shares of restricted stock.

Name and Position	Dollar Value ($)	Number of Shares
Hilton H. Howell, Jr	—	—
J. Ross Franklin	—	—
Executive Officers (as a group)	—	—
Non-Employee Directors (as a group)	$95,600(1)	$40,000(1)
All Employees as a Group (excluding executive officers)	—	—
(1)
Each of our current non-employee directors (Robin R. Howell, Mark E. Preisinger, Joseph M. Scheerer and Keehln Wheeler) is expected to receive a grant of 10,000 shares of restricted stock following shareholder approval of the 2022 Plan. The aggregate dollar value of these anticipated awards is based on the closing price on the NASDAQ for our Common Shares on March 16, 2022 of $2.39 per share.

U.S. Federal Income Tax Consequences
The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2022 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for 2022 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.
Tax Consequences to Participants
Restricted Shares. The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will generally have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.
Performance Shares, Performance Units and Cash Incentive Awards. No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received.
Nonqualified Stock Options. In general:
•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;
•
at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•
at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. Upon the exercise of an Incentive Stock Option, the excess of the fair market value of the Common Shares acquired over the option price will be an item of tax preference to the optionee, which may be subject to alternative minimum tax for the year of exercise. If Common Shares are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
If Common Shares acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received on the exercise.
RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.
Tax Consequences to the Company and its Subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of Common Shares under the 2022 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2022 Plan by our shareholders.
The Board of Directors recommends a vote “FOR” Proposal 4 to approve the Atlantic American Corporation 2022 Equity and Incentive Compensation Plan.
Equity Compensation Plan Information
The following table sets forth, as of December 31, 2021, the number of securities issuable upon exercise of outstanding options, warrants and rights, the weighted average exercise price thereof and the number of securities remaining available for future issuance under the Company’s existing equity compensation plans:
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	—	$—	935,200
Equity compensation plans not approved by security holders(1)	—	—	—
Total	—	$—	935,200
(1)	All the Company’s existing equity compensation plans have been approved by the Company’s shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth ownership information regarding our outstanding equity securities as of March 16, 2022 by: (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company; (ii) each Director, which includes all Director nominees; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all of the Company’s Directors and executive officers as a group. The address of each such person and entities controlled by such person is: c/o Atlantic American Corporation, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.
	Common Stock(1)		Series D Preferred Stock(1)
Name of Stockholder	Number of Shares	Percent of Class	Number of Shares	Percent of Class
Harriett J. Robinson	15,217,583(2)	74.67%	55,000(2)	100%
Hilton H. Howell, Jr.	850,220(3)	4.17%	—	—
Robin R. Howell	4,008,724(4)	19.67%	—	—
Mark E. Preisinger	10,000	*	—	—
Joseph M. Scheerer	20,000	*	—	—
Scott G. Thompson	145,959	*	—	—
D. Keehln Wheeler	20,000	*	—	—
J. Ross Franklin.	40,370(5)	*	—	—
All directors and executive officers as a group (8 persons)	16,304,132(6)	80.01%	55,000	100%
*	Represents less than one percent.
(1)
All shares of stock are owned “beneficially” as set forth in the rules of the SEC. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares of stock referred to in the table. Except upon the occurrence of certain events, shares of Series D preferred stock, par value $1.00 per share (the “Series D Preferred Stock”), are not entitled to any vote, whereas each share of Common Stock entitles its holder to one vote. The shares of Series D Preferred Stock are not currently convertible, but may become convertible into shares of Common Stock under certain conditions.

(2)
Includes: 8,047,048 shares of Common Stock held in trust for her children, with respect to which she serves as trustee; 919,721 shares of Common Stock held in trust for her grandchildren, with respect to which she serves as trustee; 3,756,746 shares of Common Stock owned by Gulf Capital Services, LLLP; 1,363,809 shares of Common Stock and 55,000 shares of Series D Preferred Stock owned by Delta Life Insurance Company (“Delta Life”); and 300,000 shares of Common Stock owned by Delta Fire & Casualty Insurance Company, all of which entities are controlled by Mrs. Robinson.

(3)
Includes: 269,171 shares held pursuant to the Company’s 401(k) Plan; 26,667 shares of restricted stock as to which the holder has voting, but not dispositive power; and 54,443 shares owned directly or indirectly by his wife, excluding shares held in a trust for her benefit over which she does not have voting or dispositive power.

(4)
Includes: 3,954,281 shares held in a trust for her benefit over which Harriett J. Robinson serves as trustee; 2,175 shares held in an individual retirement account; and 30,368 shares owned by Mrs. Howell as custodian for her children. Does not include any shares held by Mr. Howell (see note 3 above).

(5)	Includes 10,000 shares of restricted stock as to which the holder has voting, but not dispositive power.
(6)	See notes 2 through 5 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company leases space for its principal offices, as well as the principal offices of certain of its subsidiaries, from Delta Life. Delta Life is controlled by Harriett J. Robinson, a former member of our Board of Directors. In addition, Mr. Howell and Mrs. Howell are officers, directors and/or shareholders in Delta Life. Under the terms of the lease, the Company pays annual rent of approximately $0.5 million, plus a pro rata share of all real estate taxes, general maintenance and service expenses and insurance costs with respect to the office building and related facilities. The lease does not have a set termination date, but is terminable by either party with at least twelve months advance notice. In each of 2021 and 2020, the Company paid approximately $0.9 million to Delta Life under the terms of the lease.
In each of 2021 and 2020, Gray Television, Inc. (“Gray”) paid the Company approximately $1.3 million in insurance premiums related to certain voluntary employee benefits plans. Mr. Howell is the executive chairman and chief executive officer, and Mrs. Howell is a director, of Gray.
The Company has outstanding 55,000 shares of its Series D Preferred Stock, all of which is owned by Delta Life. The outstanding shares of Series D Preferred Stock have a par value of $1 per share and redemption value of $100 per share; accrue annual dividends at a rate of $7.25 per share (payable in cash or shares of the Company’s common stock at the option of the Board of Directors of the Company) and are cumulative; in certain circumstances may be convertible into an aggregate of approximately 1,378,000 shares of Common Stock, subject to certain adjustments and provided that such adjustments do not result in the Company issuing more than approximately 2,703,000 shares of common stock without obtaining prior shareholder approval; and are redeemable solely at the Company’s option. The Series D Preferred Stock is not currently convertible. The Company had accrued, but unpaid, dividends, on the Series D Preferred Stock of $17,722 at December 31, 2021 and 2020. During each of 2021 and 2020, the Company paid Series D Preferred Stock dividends of $0.4 million. Additionally, in each of the years ended December 31, 2021 and 2020, Delta Life owned 1,663,809 shares of the Company’s common stock.
OTHER BUSINESS
Management of the Company knows of no matters other than those stated above which are to be brought before the Meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the proxies to vote thereon in accordance with their best judgment.
SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
Shareholder proposals to be presented at the next annual meeting of shareholders must be received by the Company no later than December 14, 2022 in order to be considered for inclusion in the proxy statement for the 2023 annual meeting of shareholders. Any such proposal must also comply with the applicable requirements of Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”).
In accordance with Rule 14a-4(c)(1) under the Exchange Act, if a shareholder has not given notice to the Company of any matter it intends to bring before the 2023 annual meeting by February 27, 2023, the persons appointed as proxies for the 2023 annual meeting of shareholders may exercise discretionary authority to vote on any such matter.
In addition, to comply with the SEC’s universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees for election at the 2023 annual meeting of shareholders other than the Company's nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the first anniversary of the 2022 Annual Meeting, which date is January 23, 2023. If the date of the 2023 annual meeting of shareholders is changed by more than 30 calendar days from the first anniversary of the 2022 Annual Meeting, then any such notice must be provided by the later of 60 calendar days prior to the date of the 2023 annual meeting of shareholders or the 10th calendar day following the day on which public announcement of the date of the 2023 annual meeting of shareholders is first made.
Notice of shareholder proposals and other matters of business should be addressed to the Company’s President and mailed to the Company’s principal executive offices located at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000.

ANNEX A
ATLANTIC AMERICAN CORPORATION

2022 EQUITY AND INCENTIVE COMPENSATION PLAN
1. Purpose. The purpose of this Plan is to permit award grants to non-employee directors, consultants, officers and other employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for performance and/or service.
2. Definitions. As used in this Plan:
(a) “Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Committee or the Board, as applicable, in its discretion.
(b) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.
(c) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.
(d) “Board” means the Board of Directors of the Company.
(e) “Capital Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other equity security.
(f) “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.
(g) “Change in Control” has the meaning set forth in Section 12 of this Plan.
(h) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as such law and regulations may be amended from time to time.
(i) “Committee” means the Stock Option and Compensation Committee of the Board (or its successor), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.
(j) “Common Shares” means the common shares, par value $1.00 per share, of the Company or any security into which such common shares may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.
(k) “Company” means Atlantic American Corporation, a Georgia corporation, and its successors.
(l) “Continuing Directors” means the members of the Board on the Effective Date and each other director nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.
(m) “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Shares, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
(n) “Detrimental Activity” means, unless otherwise set forth in an Evidence of Award or other agreement between the Company and a Participant:
(i) engaging in any activity as an employee, principal, agent, or consultant for another entity that competes, directly or indirectly, with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct or indirect responsibility during the last two years of his or her employment with, or having acted as a consultant to, the Company or a Subsidiary (or such other period specified in an Evidence of Award), in any territory in which the Company or a Subsidiary sells, markets, services, or utilizes such product, service, or system, or engages in such business activity (or any portion of such territory or such other territory specified in the Evidence of Award);
(ii) soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary;
(iii) the disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company or its Subsidiaries, acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a director of or consultant for the Company or its Subsidiaries;
(iv) the failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by, or while consulting with, the Company or any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries;
(v) activity that results in Termination for Cause. For the purposes of this Section, “Termination for Cause” will mean a termination:
(1) due to the Participant’s willful and continuous gross neglect of his or her duties for which he or she is employed; or
(2) due to an act of dishonesty on the part of the Participant resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Company or a Subsidiary; or
(vi) any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless the Participant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.
(o) “Director” means a member of the Board.
(p) “Effective Date” means the date this Plan is approved by the Shareholders.
(q) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(s) “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
(t) “Management Objectives” means the performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. The Management Objectives applicable to an award under this Plan (if any) shall be determined by the Committee, and may be based on one or more, or a combination, of metrics under the following categories or such other metrics as may be determined by the Committee (including relative or growth achievement regarding such metrics):
(i) Profits (e.g., operating income, underwriting income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit — these profitability metrics could be, but are not required to be, measured or subject to GAAP definition);

(ii) Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);
(iii) Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);
(iv) Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);
(v) Premium Growth, Underwriting Margin Growth, Cost Initiative and Stock Price Metrics (e.g., premiums earned, total revenues, revenue growth, underwriting margin and underwriting margin growth, material margin and material margin growth, stock price appreciation, and total return to shareholders); and
(vi) Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.
If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.
(u) “Market Value per Share” means, as of any particular date, the closing price of a Common Share as reported for that date on the NASDAQ Stock Market or, if the Common Shares are not then listed on the NASDAQ Stock Market, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
(v) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.
(w) “Option Price” means the purchase price payable on exercise of an Option Right.
(x) “Option Right” means the right to purchase Common Shares upon exercise of an award granted pursuant to Section 4 of this Plan.
(y) “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director, (ii) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, or (iii) a person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”).
(z) “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.
(aa) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.
(bb) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.
(cc) “Permitted Holder” means: (i) the estate of J. Mack Robinson; (ii) Harriet J. Robinson and her lineal descendants and spouses of her lineal descendants, and Hilton H. Howell, Jr. and his lineal descendants and spouses of his lineal descendants; (iii) in the event of the incompetence or death of any of the Persons described in clause (ii), such Person’s estate, executor, administrator, committee or other personal representative; (iv) any trusts created for the benefit of the Persons described in clause (i) or (ii); (v) any Person controlled by any of the Persons described in clause (i), (ii), (iii) or (iv); and (vi) any group of Persons (as defined in the Exchange Act) in which the Persons described in clause (i), (ii), (iii), (iv) or (v), individually or collectively, control such group.
(dd) “Plan” means this Atlantic American Corporation 2022 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.
(ee) “Predecessor Plan” means the Atlantic American Corporation 2012 Equity Incentive Plan.
(ff) “Predecessor Plan Termination Date” means May 1, 2022.
(gg) “Restricted Shares” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.
(hh) “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of the applicable Restriction Period.
(ii) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.
(jj) “Shareholder” means an individual or entity that owns one or more Common Shares.
(kk) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.
(ll) “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.
(mm) “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.
3. Shares Available Under this Plan.
(a) Maximum Shares Available Under this Plan.
(i) Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Common Shares available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Shares, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate (x) 3,000,000 Common Shares, plus (y) the Common Shares that are subject to awards granted under this Plan or the Predecessor Plan that are added (or added back, as applicable) to the aggregate number of Common Shares available under this Section 3(a)(i) pursuant to the share counting rules of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.
(ii) Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of Common Shares available under Section 3(a)(i) of this Plan will be reduced by one Common Share for every one Common Share subject to an award granted under this Plan.

(b) Share Counting Rules.
(i) Except as provided in Section 22 of this Plan, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.
(ii) If, on or after the Predecessor Plan Termination Date, any Common Shares subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under this Plan.
(iii) Notwithstanding anything to the contrary contained in this Plan: (A) Common Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right (or the option price of an option granted under the Predecessor Plan) will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (B) Common Shares withheld by the Company, tendered or otherwise used to satisfy tax withholding with respect to awards will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (C) Common Shares subject to a share-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; and (D) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan.
(iv) If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate limit under Section 3(a)(i) of this Plan.
(c) Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 3,000,000 Common Shares.
(d) Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $500,000.
4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.
(b) Each grant will specify an Option Price per Common Share, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.
(c) Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.
(e) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest. Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(f) Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.
(g) Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
(h) No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.
(i) Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(j) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
5. Appreciation Rights.
(a) The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.
(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(i) Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.
(ii) Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(iii) Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.
(iv) Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(v) Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
(c) Also, regarding Appreciation Rights:
(i) Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii) No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.
6. Restricted Shares. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (subject in particular to Section 6(g) of this Plan), but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.
(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c) Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.
(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture while held by any transferee).
(e) Any grant of Restricted Shares may specify Management Objectives regarding the vesting of such Restricted Stock.
(f) Notwithstanding anything to the contrary contained in this Plan, Restricted Shares may provide for continued vesting or the earlier vesting of such Restricted Shares, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(g) Any such grant or sale of Restricted Shares may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Shares, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Shares will be deferred until, and paid contingent upon, the vesting of such Restricted Shares.
(h) Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.
7. Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.
(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c) Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying Restricted Stock Units shall be deferred until, and paid contingent upon, the vesting of such Restricted Stock Units.
(e) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares or cash, or a combination thereof.
(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
8. Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a) Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
(b) The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(c) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives regarding the earning of the award.
(d) Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned.
(e) The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, which dividend equivalents will be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.
(f) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
9. Other Awards.
(a) Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of Common Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.
(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.
(c) The Committee may authorize the grant of Common Shares as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.
(d) The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying awards granted under this Section 9 shall be deferred until, and paid contingent upon, the earning and vesting of such awards.
(e) Each grant of an award under this Section 9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.
(f) Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
10. Administration of this Plan.
(a) This Plan will be administered by the Committee; provided, however, that, at the discretion of the Board, this Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.
(b) The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
(c) To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer (for purposes of Section 16 of the Exchange Act), Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11. Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of Common Shares covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, determines in good faith is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of Common Shares specified in Section 3 of this Plan as the Committee, in its sole discretion, determines in good faith is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.
12. Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of one or more of the following events:
(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) other than any Permitted Holder of more than 50% of the outstanding shares of the voting equity interests of the Company; or
(b) during any period of 24 consecutive months, a majority of the members of the Board or other equivalent governing body of the Company cease to be composed of individuals who are Continuing Directors.
13. Detrimental Activity and Recapture Provisions. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the definition of “Detrimental Activity” in this Plan, in the applicable Evidence of Award, or in such clawback policy. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any Common Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 9D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.
14. Accommodations for Participants of Different Nationalities. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom given that Participants are expected to be nationals of both the United States of America and other countries, or to be employed by the Company or any Subsidiary both within and outside of the United States of America. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Shareholders.
15. Transferability.
(a) Except as otherwise determined by the Committee, and subject to compliance with Section 17(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Shares, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.
(b) The Committee may specify on the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.
16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Committee may require the Participant to satisfy the obligation, in whole or in part, by having withheld, from the Common Shares delivered or required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such Participant. The Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (a) an additional amount can be withheld and not result in adverse accounting consequences, and (b) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.
17. Compliance with Section 409A of the Code.
(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.
(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.
(d) Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.
(e) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
18. Amendments.
(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Shareholders in order to comply with applicable law or the rules of the NASDAQ Stock Market or, if the Common Shares are not traded on the NASDAQ Stock Market, the principal national securities exchange upon which the Common Shares are traded or quoted, all as determined by the Board, then, such amendment will be subject to Shareholder approval and will not be effective unless and until such approval has been obtained.
(b) Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Shareholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Shareholders.
(c) If permitted by Section 409A of the Code, but subject to Section 18(d), including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
(d) Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
19. Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Georgia.
20. Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Predecessor Plan Termination Date under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan will continue thereafter in accordance with their terms. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plan, as applicable (except for purposes of providing for Common Shares under such awards to be added to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan pursuant to the share counting rules of this Plan).
21. Miscellaneous Provisions.
(a) The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
(c) Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.
(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or Common Shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
(e) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.
(f) No Participant will have any rights as a Shareholder with respect to any Common Shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the share records of the Company.
(g) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Shares under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.
(i) If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
22. Share-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:
(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(b) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.
(c) Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the Common Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no Common Shares subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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ATLANTIC AMERICAN CORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 23, 2022.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES AND "FOR" ALL OTHER PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. Election of Directors

	FOR	WITHHOLD
(1) Hilton H. Howell, Jr.	☐	☐
(2) Robin R. Howell	☐	☐
(3) Mark E. Preisinger	☐	☐
(4) Joseph M. Scheerer	☐	☐
(5) Scott G. Thompson	☐	☐
(6) D. Keehln Wheeler	☐	☐

5. In their discretion, the proxies are authorized to vote upon any such other business as may properly come before the meeting.

CONTROL NUMBER

Signature______________________________**Signature, if held jointly**______________________________**Date**__________, **2022**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

ATLANTIC AMERICAN CORPORATION

4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

The undersigned hereby appoints Hilton H. Howell, Jr. and J. Ross Franklin, or either of them, as proxies with full power of substitution and resubstitution, to vote on the undersigned`s behalf at the Annual Meeting of Shareholders of Atlantic American Corporation, to be held at 10:00 A.M., Eastern Time, on May 24, 2022, at the principal executive offices of the Company, 4370 Peachtree Road, N.E., Atlanta, Georgia, and at all adjournments or postponements thereof, upon all business as may properly come before the meeting, including the business described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is acknowledged.

PROXIES WILL BE VOTED IN ACCORDANCE WITH ANY INSTRUCTIONS INDICATED ON THE REVERSE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES AND ALL LISTED PROPOSALS. IN THEIR DISCRETION, THE PROXIES WILL BE AUTHORIZED TO VOTE UPON ANY SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

(Continued, and to be marked, dated and signed, on the other side)